Exhibit 4.9.1

SCHEDULE OF EQUITY PLEDGE AGREEMENTS AMONG CERTAIN PRC SUBSIDIARY OF SOUFUN

HOLDINGS LIMITED AND SHAREHOLDERS OF A CONSOLIDATED CONTROLLED ENTITY

	Date of Agreement	Pledgee	Pledgor	Consolidated Controlled Entity	Pledgor’s Equity Interest in Consolidated Controlled Entity	Date of Service Agreement	End Date of Pledge
1.	March 25, 2010 (retroactive to December 12, 2006)	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Shanghai China Index Consultancy Co., Ltd.	80%	December 12, 2006	March 31, 2020
			Jiangong Dai		20%
2.	March 25, 2010 (retroactive to December 12, 2006)	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Shanghai SouFun Advertising Co., Ltd.,	80%	December 12, 2006	March 31, 2020
			Jiangong Dai		20%
			Jiangong Dai
3.	November 15, 2010(1)	Beijing Hong An Tu Sheng Network Technology Co., Ltd.	Tianquan Mo	Beijing Century Jia Tian Xia Technology Development Co., Ltd.	80%	November 15, 2010	November 15, 2020
			Jiangong Dai		20%
4	July 8, 2011(1)	SouFun Media Technology (Beijing) Co., Ltd.	Tianquan Mo	Beijing Yi Ran Ju Ke Technology Development Co., Ltd.	80%	July 8, 2011	July 8, 2021
			Jiangong Dai		20%
5	March 25, 2010 (retroactive to September 10, 2009)	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Beijing Li Tian Rong Ze Technology Development Co., Ltd.	80%	March 25, 2010	March 31, 2020
			Jiangong Dai		20%
6	March 25, 2010	Beijing SouFun Network Technology Co., Ltd.	Beijing SouFun Internet Information Service Co., Ltd	Beijing China Index Information Co., Ltd.	80%	August 17, 2006	March 31, 2020
7	March 25, 2010	Beijing SouFun Network Technology Co., Ltd.	Beijing China Index Information Co., Ltd.	Beijing China Index Information Co., Ltd.	20%	August 17, 2006	March 31, 2020

	Date of Agreement	Pledgee	Pledgor	Consolidated Controlled Entity	Pledgor’s Equity Interest in Consolidated Controlled Entity	Date of Service Agreement	End Date of Pledge
8	March 25, 2010	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Beijing Jia Tian Xia Advertising Co., Ltd.	80%	March 25, 2010	March 31, 2020
9	March 25, 2010	Beijing SouFun Network Technology Co., Ltd.	Jiangong Dai	Beijing Jia Tian Xia Advertising Co., Ltd.	20%	March 25, 2010	March 31, 2020
10	March 25, 2010 (retroactive to March 16, 2006)	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Beijing SouFun Science and Technology Development Co., Ltd.	80%	August 17, 2006	March 31, 2020
			Jiangong Dai		20%
11	March 25, 2010 (retroactive to November 22, 2007)	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Tianjin Jia Tian Xia Advertising Co., Ltd	80%	November 22, 2007	March 31, 2020
			Jiangong Dai		20%
12	March 25, 2010 ( retroactive to March 16, 2006)	Beijing SouFun Network Technology Co., Ltd.	Beijing SouFun Internet Information Service Co., Ltd	Shanghai Jia Biao Tang Real Estate Broking Co., Ltd.	70%	August 17, 2006	March 31, 2020
			Beijing Jia Tian Xia Advertising Co., Ltd.		30%
13	March 25, 2010	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Beijing SouFun Internet Information Service Co., Ltd	80%	August 17, 2006	March 31, 2020
14	March 25, 2010	Beijing SouFun Network Technology Co., Ltd.	Jiangong Dai	Beijing SouFun Internet Information Service Co., Ltd	20%	August 17, 2006	March 31, 2020

(1)	See the footnote (1) in the exhibit titled “Schedule of Amendment Agreements Relating to Exclusive Technical Consultancy and Services Agreement, Exclusive Call Option Agreement, Operating Agreement and Other Agreements among certain PRC subsidiaries of SouFun Holdings Limited, a consolidated controlled entity, shareholders of the consolidated controlled entity and SouFun Holdings Limited”.